UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 27, 2015

Echo Therapeutics, Inc.
 (Exact name of Company as specified in its charter)

Delaware	001-35218	41-1649949
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

99 Wood Avenue South., Suite 302 Iselin, NJ	08830
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (732) 549-0128

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Securities.

On August 27 and 28th, 2015, Echo Therapeutics, Inc. (the “Company”) entered into subscription agreements with Platinum Partners and Beijing Yi Tang Bio Science & Technology, Ltd., to provide gross proceeds to the Company of $82,500 and $66,000, respectively, in exchange for 55,000 and 44,000 shares of our Series F Preferred Stock with 5 year warrants to purchase the same amount of our Common Stock at an exercise price of $3.00 per share, respectively. Such subscription amounts represented substantially all of the remaining Series F Preferred authorized shares available to the Company. We deemed the offer, sale and issuance of these securities to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act, including Regulation D and Rule 506 promulgated thereunder, relative to transactions by an issuer not involving a public offering. The purchaser of the securities represented to us that it was an accredited investor and was acquiring the shares for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof and that it could bear the risks of the investment and could hold the securities for an indefinite period of time. The purchaser received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration statement or an available exemption from such registration.

Item 3.03	Material Modification of Rights of Security Holders.

In connection with the aforementioned subscription agreements, the Company provided the subscriber with the right for the period of one year, at the subscriber’s option, to convert all or any part of the shares of Series F Preferred Stock and warrants purchased into the securities issued in a future financing that yields gross proceeds to the Company of at least $2,000,000. This right will pertain to both the securities issued in this offering or for those obtained in the previous December 18, 2014 offering in which they participated. Additionally for a period of two years, subscriber will have the right to participate in all financings of the Company such that they maintain their current ownership percentage in the Company.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of Subscription Agreement for Series F Preferred Stock and Warrants.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO THERAPEUTICS, INC.
Dated: September 2, 2015	By: /s/ Alan W. Schoenbart
Alan W. Schoenbart
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Subscription Agreement for Series F Preferred Stock and Warrants.